Exhibit 99.1


                      CONVERSION SERVICES INTERNATIONAL, INC.
               ANNOUNCES COMPLETION OF ITS MERGER INTO THE LCS GROUP

East Hanover, New Jersey, January 30, 2004 -- Conversion Services International, Inc. (CSI -- The Center for Data Warehousing) ("CSI"), a developer and provider of management and business intelligence consulting and data warehousing services for Global 1000 and other businesses, announced today that it has completed its merger into a wholly-owned subsidiary of LCS Group, Inc., a publicly traded company (OTCBB:LCSI.OB). As part of the transaction, LCS Group will change its name to Conversion Services International, Inc. and the former stockholders of CSI will control the board of directors and approximately 84.3% of the outstanding shares of common stock of the company.

CSI is a leading provider of a new category of professional services that embraces IT management consulting, data warehousing, business intelligence consulting and e-Business solutions. CSI offers an array of products and services to help companies define, develop and implement the warehousing and strategic use of both enterprise-wide and specific categories of strategic data. CSI also offers services and solutions for both internal and external enterprise reporting. CSI's current customers include Verizon Wireless, Morgan Stanley, Pfizer, Goldman Sachs, Merck and Standard & Poor's.

Scott Newman, Chairman, President and CEO of CSI stated, "We are very excited about becoming a public company. This transaction was a critical next step in the execution of our strategic business plan. After growing our company privately for over fourteen years, we see significant potential in obtaining access to the public capital markets and a public currency for use in connection with strategic initiatives. Additionally, being a public company will allow our employees to share in the benefits of CSI's future growth."

An increase in the authorized shares of common stock of LCS Group from 50,000,000 to 1,000,000,000, along with certain other matters, was authorized at Special Meeting of LCS stockholders held on January 23, 2004. LCS Group stockholders also approved the issuance of up to 20,000,000 shares of "blank check" preferred stock and the adoption of a stock incentive plan. Finally, LCS Group stockholders elected a new Board of Directors for the company, which consists of Scott Newman (Chairman, President and CEO); Glenn Peipert (Senior Vice President and Chief Operating Officer); and Lawrence K. Reisman (an independent outside director). As part of the transaction, all of the prior directors and officers of LCS Group have resigned. Additionally, CSI is working to change the company's stock symbol and will announce the new symbol when it is assigned by NASDAQ.

Additional information about CSI can be found in the definitive proxy statement of LCS Group, Inc. filed with the Securities and Exchange Commission on January 5, 2004 in connection with the above referenced Special Meeting. Also, for more information, please visit the CSI website at http://www.csiwhq.com.

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NOTE ON FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements relating to the business, operations and strategies of CSI that are based on current expectations, estimates and projections. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and CSI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. CSI's actual results may differ from the forward-looking statements for many reasons, including: the business decisions of its clients regarding the use of its services; the timing of projects and their termination; the availability of talented professionals to provide CSI's services; the pace of technological change; the strength of CSI's joint marketing relationships and the actions of current or future competitors. In addition, these statements could be affected by domestic and international economic, political and other conditions such as terrorism or war.

Contact:    Mitchell Peipert, Vice President and Chief Financial Officer
            CSI
            973-560-9400 x 2088
            MPEIPERT@CSIWHQ.COM